Exhibit 99.1

July 1, 2020

Seagate Announces Expiration and Final Tender Results for Certain Outstanding Debt Securities

Fremont CA – July 1, 2020 - Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX), today announced the expiration and final tender results for its previously announced cash tender offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) for (i) up to an aggregate principal amount of $275,000,000 (the “2022 Note Cap”) of its 4.250% Senior Notes due 2022 (the “2022 Notes”) and (ii) up to an aggregate principal amount of $225,000,000 (the “2023 Note Cap” and, together with the 2022 Note Cap, the “Tender Caps”) of its 4.750% Senior Notes due 2023 (the “2023 Notes” and together with the 2022 Notes, the “Notes”, and each a “series” of Notes) up to a maximum aggregate principal amount of $500,000,000, from each registered holder of the Notes (individually, a “Holder” and collectively, the “Holders”). The Company announced the early tender results for the Tender Offers on June 16, 2020 (the “Early Tender Deadline”), for Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Early Tender Deadline. The Tender Offers expired at 11:59 p.m., New York City time, on June 30, 2020 (the “Expiration Date”).

The terms and conditions of the Tender Offers are described in the Offer to Purchase dated June 3, 2020 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”).

As of the Expiration Date, the aggregate principal amount of each series of Notes set forth in the table below has been validly tendered and not validly withdrawn in the Tender Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding Prior to the Tender Offers	Tender Cap (Principal Amount)	Aggregate Principal Amount Tendered as of the Early Tender Deadline	Aggregate Principal Amount Tendered after the Early Tender Deadline and as of the Expiration Date	Total Aggregate Principal Amount Previously Purchased and Expected to be Purchased
4.250% Senior Notes due 2022	81180WAV3	$477,435,000	$275,000,000	$247,759,000	$420,000	$248,179,000
4.750% Senior Notes due 2023	81180WAH4	$723,788,000	$225,000,000	$174,276,000	$3,666,000	$177,942,000

Because the outstanding aggregate principal amount of each of the 2022 Notes and the 2023 Notes validly tendered and not validly withdrawn after the Early Tender Deadline and prior to the Expiration Date do not exceed the applicable Tender Cap, neither series of Notes will be subject to proration.

Holders of Notes validly tendered and not validly withdrawn prior to the Expiration Date will receive the applicable Tender Offer Consideration (as defined in the Offer to Purchase) on the final settlement date, which is expected to be July 2, 2020 (the “Final Settlement Date”). In addition to the applicable Tender Offer Consideration for such Notes, such Holders of Notes accepted for purchase will also receive, in cash, all accrued and unpaid interest, rounded to the nearest cent, per $1,000 principal amount of such Notes, from the last interest payment date up to, but not including, the Final Settlement Date.

Information Relating to the Tender Offers

Morgan Stanley and BofA Securities are acting as the dealer managers for the Tender Offers. The information agent and tender agent for the Tender Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal, and related offering materials are available by contacting Global Bondholder Services Corporation at (866) 470-4300 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offers should be directed to Morgan Stanley at (212) 761-1057 (collect) or (800) 624-1808 (toll-free) and BofA Securities at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy, or an offer to purchase or sell any securities. The Tender Offers were made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the cash tender offers for certain outstanding senior notes of the Company and the Final Settlement Date. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.